Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement of Rodin Global Property Trust, Inc. on Form S-11 (No. 333-214130) to be filed on or about May 3, 2018 of our report dated April 13, 2018, on our audit of the statement of revenues of 2477 Deerfield Drive for the year ended December 31, 2017. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-11.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

May 3, 2018